UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2010

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In an at-large election concluded on November 10, 2010, the participating members of the Federal Home Loan Bank of San Francisco ("Bank") elected incumbent public interest nonmember independent director Scott C. Syphax and incumbent nonmember independent director Kevin Murray to new terms on the Bank's board. Additionally, the participating California members of the Bank elected John F. Robinson (Director, Silicon Valley Bank, Santa Clara, California) to serve on the Bank's board as a California member director. The new term for the public interest nonmember independent director position to be held by Mr. Syphax and the California member director position to be held by Mr. Robinson is four years, each beginning January 1, 2011, and ending December 31, 2014. The new term for the nonmember independent director position to be held by Mr. Murray is one year, beginning January 1, 2011, and ending December 31, 2011. The Bank's board appoints directors to its committees in January each year.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Bank's 2010 director elections were conducted by mail. No in-person meeting of the members was held. In the at-large election concluded on November 10, 2010, one candidate, incumbent public interest nonmember independent director Scott C. Syphax, was nominated to run for the public interest nonmember independent director position and one candidate, incumbent nonmember independent director Kevin Murray, was nominated to run for the other nonmember independent director position. Out of 407 institutions eligible to vote in the at-large election, 163 participated, casting a total of 10,250,249 votes, of which Mr. Syphax, the public interest candidate, received 5,149,003 votes (representing 45.88% of total eligible voting shares) and was elected, and Mr. Murray, received 5,101,246 votes (representing 45.46% of total eligible voting shares) and was elected.

Institutions eligible to vote in the 2010 California member director election nominated four candidates for the California member director position to be filled in the 2010 California member director election. Out of these four candidates, John F. Robinson was elected. Out of 338 institutions eligible to vote in the 2010 California member director election, 146 participated, casting a total of 4,125,907 votes, of which Mr. Robinson received 1,991,828 votes. The table below shows the number of votes that each candidate received in the 2010 election for the California member director position:
Name	Member	Votes
Craig G. Blunden	Chairman, President and Chief Executive Officer Provident Savings Bank, F.S.B., Riverside, CA	907,470
Steven R. Gardner	President and Chief Executive Officer Pacific Premier Bank, Costa Mesa, CA	935,778
Charles L. Lanzrath	Chief Financial Officer Embarcadero Bank, San Diego, CA	290,831
John F. Robinson (elected)	Director Silicon Valley Bank, Santa Clara, CA	1,991,828
	Total Votes Cast:	4,125,907

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
	99.1	Press Release, dated November 12, 2010, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 15, 2010	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 12, 2010, issued by the Federal Home Loan Bank of San Francisco